                                                                    EXHIBIT 10.6

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                                                         NOKIA AGREEMENT NUMBER:
                                                         A0SLA9030



                            OEM LICENSING AGREEMENT

                            DATED NOVEMBER 17, 1999
                                    BETWEEN

                            NOKIA MOBILE PHONES ltd.

                                      and

                                 BEATNIK, INC.


CONTENTS

  1.   DEFINITIONS..............................    4

  2.   DEVELOPMENT..............................    6

  3.   DELIVERY AND ACCEPTANCE..................    6
  3.1  Testing by the Licensor..................    6
  3.2  Delivery of Deliverables.................    7
  3.3  Testing and Acceptance by Nokia..........    7
  3.4  The Right to Terminate by Nokia..........    7
  3.5  Delivery of Development Tools............    7

  4.   GRANT OF LICENSES........................    7
  4.1  Reproduction:............................    7
  4.2  Internal Use:............................    7
  4.3  Distribution:............................    7
  4.4  Sub-Licensing:...........................    8
  4.5  Adaptation and Modification:.............    8
  4.6  Development Tools:.......................    8
  4.7  Source Code  License:....................    8
  4.8  No Implied Licenses......................    8
  4.9  New Products of the Licensor.............    8

  5.   PAYMENTS.................................    9
  5.1  One Time License Fee.....................    9
  5.2  Taxes....................................    9
  5.3  Terms of Payment.........................    9

  6.   WARRANTY.................................   10
  6.1  The Warranties of the Licensor...........   10
  6.2  No Implied Warranties....................   10

  7.   PROPRIETARY RIGHTS AND PROTECTION........   11
  7.1  The Ownership of the Licensor............   11
  7.2  The Ownership of Nokia...................   11
  7.3  Nokia Adaptations........................   11
  7.4  Intellectual Property Rights.............   11
  7.5  Proprietary Notices......................   11

  8.   INTELLECTUAL PROPERTY RIGHTS INDEMNITY...   11
  8.1  The Indemnity of the Licensor............   11
  8.2  The Options of the Licensor..............   12

  9.   CONFIDENTIALITY..........................   12

 10.   TERM OF AGREEMENT AND TERMINATION........   13

 10.1  Term.....................................   13
 10.2  Termination for Breach...................   13
 10.3  Bankruptcy...............................   13
 10.4  Transfer of Control......................   13
 10.5  Limited Rights After Termination.........   13

 11.   LIABILITY................................   14

 12.   FORCE MAJEURE............................   15

 13.   MISCELLANEOUS............................   15
 13.1  Entire Agreement.........................   15
 13.2  Assignment and Transfer..................   15
 13.3  Notices..................................   15
 13.4  Remedies and Waivers.....................   16
 13.5  Partial Invalidity.......................   16
 13.6  Law......................................   16
 13.7  Jurisdiction.............................   16
 13.8  Surviving Clauses........................   16
 13.9  Headings.................................   16


LIST OF APPENDICES

Appendix 1 - Deliverables and Specifications
Appendix 2 - Payments
Appendix 3 - Development Agreement
Appendix 4 - Quality Requirements
Appendix 5 - Year 2000 Conformity Requirements of British Standards Institution

THIS OEM LICENSING AGREEMENT is dated November 17th, 1999 and made
BETWEEN

(1) Nokia Mobile Phones Ltd. of Keilalahdentie 4, FIN-02150, Espoo,Finland, including its Affiliates ("Nokia") and

(2) Beatnik, Inc. of 2600 El Camino Real, San Mateo, CA 94403, USA (the "Licensor").

WHEREAS:-

(A) Nokia is a developer, manufacturer and supplier of sophisticated telecommunications equipment and terminals, accessories and connectivity solutions; and

(B) The Licensor is a reputable developer, owner, manufacturer, distributor and publisher of software technologies; and

(C) The Licensor and Nokia desire that Nokia will license Beatnik Technology and Nokia will modify that technology to operate in Nokia Products; and

(D) Nokia may request that the Licensor performs certain additional development work to modify the technologies of the Licensor to operate in Nokia products; and

(D) The Licensor and Nokia also desire that the Licensor grants to Nokia and Nokia obtains the right to use and distribute the technologies of the Licensor to be used in or together with the Nokia products.

NOW IT IS HEREBY AGREED:-

1.  DEFINITIONS

    For the purposes of this Agreement the following definitions shall govern (and where the context so admits the singular shall include the plural and vice versa):

    "Acceptance"
    shall mean, with respect to each Deliverable, that the Deliverable has been tested by Nokia and meets the acceptance criteria and the requirements set forth under the Agreement. The Acceptance shall be indicated by a written certificate issued by Nokia and may be conditional as indicated in such certificate.

    "Affiliate"
    shall mean Nokia Corporation, or any corporation or other entity fifty (50) percent or more of whose: (i) shares or other securities or equity interests entitled to vote for the election of directors or other managing authority; or (ii) interest in the income thereof, is, at the time of determination and only so long as it remains, held, owned or controlled, directly or indirectly and individually or in combination with any other Affiliate, by Nokia Corporation (a Finnish corporation having its principal place of business at Nokia House, Keilalahdentie 4, Espoo, Finland) in the case of Nokia.

    "Appendix"
    shall mean a document which the Parties shall, by mutual agreement, sign and attach to this Agreement on the Effective Date or at any time during the term of this Agreement. All Appendices shall be subject to the terms and conditions of this Agreement. In the event of a conflict between the terms of an Appendix and the terms of this Agreement, the terms of this Agreement shall prevail.

    "Deliverable"
    shall mean the Licensed Product and the Results of Development, which consists of any software in the Source Code and/or Object Code form and the related Documentation and the media procured or prepared by the Licensor for Nokia under this Agreement. The term Deliverable shall also apply to all works and services of the Licensor ordered by Nokia under this Agreement.

    "Development Agreement"
    shall mean the agreement attached to this Agreement as Appendix 3.

    "Development Tools"
    shall mean the standard tools that Licensor provides, or are commercially available, for software development, which may include debug tools, localization tools and automated testing tools as described in more detail in Appendix 1.

    "Documentation"
    shall mean any user manuals and other documents related to the Licensed Product and/or the Results of Development and provided by the Licensor to Nokia.

    "Effective Date"
    shall mean November 17th, 1999.

    "Error"
    shall mean any mistake, problem, defect, malfunction or deficiency, which causes an incorrect or inadequate functioning or non-functioning of a Deliverable so that the Deliverable does not meet the requirements set forth under this Agreement or does not operate in or in connection with the Nokia Product.

    "Intellectual Property Rights"
    shall mean patents (including utility models), design patents, and designs (whether or not capable of registration), chip topography rights and other like protection, copyright, trademark and any other form of statutory protection of any kind and applications for any of the foregoing respectively as well as any trade secrets.

    "Licensed Product"
    shall mean the standard software product in source code format of the Licensor and the related Documentation described in Appendix 1, including any Error corrections thereto, developed and released by the Licensor and accepted by Nokia during the term of and in accordance with this Agreement.

    "Nokia Netting"
    shall mean a centralized payment method under which all payments are made by Nokia once a week on a predetermined day in accordance with a schedule (sent to the Licensor from time to time upon request).

    "Nokia Product"
    shall mean any Nokia Mobile Phone device manufactured or any software or any software application developed and/or licensed by or for Nokia, provided that such Nokia Mobile Phone product contains or is used in connection with the Deliverable.

    "Object Code"
    shall mean computer-programming code, substantially or entirely in binary form, which is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

    "Party" and "Parties"
    refer to the Licensor and/or Nokia.

    "Quality Requirements"
    are the requirements for the Licensor's software development process and for the Deliverables as set forth in Appendix 4.

    "Results of Development"
    shall mean results of any development performed under the Development Agreement including related Documentation and any Error corrections thereto developed by the Licensor and accepted by Nokia during the term of and in accordance with this Agreement.

    "Shipment Date"
    shall mean the actual date of shipment on which the Nokia Product or the Licensed Product unit is shipped by Nokia to a third party customer as recorded in the internal accounting system of Nokia. If a unit is shipped from a third party manufacturer to a customer of Nokia, the Shipment Date shall be the date upon which such shipment occurs.

    "Specifications"
    shall mean the technical and functional specification of a Deliverable as described in and/or referred to in Appendix 1.

    "Source Code"
    shall mean the Deliverable in the form of computer programming code, other than Object Code, and related to source code level system documentation, comments and procedural code such as job control language, which may be printed out or displayed in a form readable and understandable by a programmer of ordinary skill.

2.  DEVELOPMENT

    The Licensor will provide Source Code for the Deliverable to Nokia and Nokia will modify the code to operate in and/or in connection with the Nokia Product. At Nokia's request, Licensor shall also modify each Licensed Product to conform to the respective Specifications and to operate in and/or in connection with the Nokia Product as specified from time to time in Appendix 1 and under the Development Agreement. Each development shall be performed in compliance with the Development Agreement.

3.   DELIVERY AND ACCEPTANCE

3.1  Testing by the Licensor
     The Licensor shall test the Deliverables for any Error and compliance with the Quality Requirements prior to delivery to Nokia. Such testing shall also ensure that the Deliverables conform to the Specifications.


3.2  Delivery of Deliverables

     The Licensor shall in accordance with the Development Agreement in Appendix 3 deliver, on such media as the Parties agree from time to time, the Deliverables to Nokia for the Acceptance tests of Nokia.

3.3  Testing and Acceptance by Nokia

     Nokia will examine and test Deliverables for Error. Within thirty (30) days of commencement of the Acceptance tests Nokia will provide the Licensor with written Acceptance certificate of such Deliverable or a statement of rejection. In the event of rejection, Nokia shall provide to the Licensor a list of Errors to be corrected before the Deliverable can be accepted by Nokia. The Licensor shall correct the Errors within thirty (30) days upon receipt of the statement of rejection of Nokia. Within twenty (20) days of redelivery, Nokia will provide the Licensor with a written Acceptance or another statement of rejection with a list of Errors. This procedure will be repeated until Nokia accepts the Deliverable, unless Nokia chooses to terminate this Agreement in accordance with Clause 3.4 to this Agreement.

3.4  The Right to Terminate by Nokia

     Nokia shall have the right to terminate this Agreement, if a Deliverable does not meet the Acceptance criteria of Nokia within ninety (90) days from the first statement of rejection of Nokia.

3.5  Delivery of Development Tools

     The Licensor shall make available to Nokia the Development Tools of the Licensor for the Deliverable.

4.   GRANT OF LICENSES

     Subject to the terms and conditions hereunder, the Licensor grants to Nokia and Nokia obtains from the Licensor the following license:

4.1  Reproduction:

     a *** license, for the term of this Agreement (and for the extended period as defined in Sub-Clause 10.5.2 to make and have made copies of the Deliverable in object code format and to incorporate and use the Deliverable in or in connection with the Nokia Product and incorporate into the Nokia documentation for commercial purposes and for the internal use of Nokia for the purpose of research, testing, pre-sales and marketing demonstrations and training;

4.2  Internal Use:

     - a *** license to use the Deliverable in source and object code format in or in connection with Nokia Product for the purpose of maintenance and support, and
     - a *** license, for the term of this Agreement (and for the extended period as defined in Sub-Clause 10.5.2), to use the Deliverable in source and object code format in or in connection with Nokia Product for the internal use of Nokia and for the purpose of research, testing, pre-sales and marketing demonstrations and training;

4.3  Distribution:

     a *** license, for the term of this Agreement (and for the extended period as defined in Sub-Clause 10.5.2), to market, sell, distribute and make available the Deliverable in object code format integrated in or to be used in connection with Nokia Product;

4.4  Sub-Licensing:

     a *** license, for the term of this Agreement (and for the extended period as defined in Sub-Clause 10.5.2), to grant to the end-users of the Nokia Product a perpetual, irrevocable license to use the Deliverable in object code format in or in connection with the Nokia Product .

4.5  Adaptation and Modification:

     a *** license, for the term of this Agreement, to adapt and modify the Deliverable to operate in or in connection with the Nokia Product. If Nokia chooses to support MPEG or other standard formats, then Nokia must obtain the appropriate licenses from their respective owners;

4.6  Development Tools:

     a *** license to use the Development Tools for the Deliverable as defined in Appendix 1. Nokia's subcontractors shall have the same rights to use the Development Tools as Nokia have;


*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

4.7   Source Code  License:

      a *** license, for the term of this Agreement to use such Source Code of the Deliverable, which shall be delivered by the Licensor to Nokia in order to enable Nokia to develop Nokia proprietary applications and modules for Nokia Products and a *** license to use the Source Code to support and maintain the Nokia Products. Nokia shall also have the right to make the Source Code available to third party software developers doing development work for Nokia subject to prior consent of the Licensor, which shall not be unreasonably withheld and shall be deemed to be given within two (2) weeks from the request, unless the Licensor has rejected the request within the said two-week period.

4.8   No Implied Licenses

      There are no implied licenses under this Agreement, and all rights, save for those expressly granted to Nokia hereunder, remain with the Licensor.

4.9   New Products of the Licensor

      The Licensor agrees to include in this Agreement upon Nokia's request such new products of the Licensor (such as new software modules) that the Licensor may develop during the term of this Agreement and is able to offer on general commercial release, and to offer Nokia reasonable and competitive prices for such new products. For the avoidance of doubt, this shall not include any proprietary software developed by the Licensor for the other licensees of the Licensor, unless such software is regarded by the Licensor as a general release.

4.10  New Products of Nokia

      The Licensor agrees to include in this Agreement upon Nokia's request such new Nokia Products (other than Nokia Mobile Phone products as defined in Clause 1 of this agreement) during the term of this Agreement, and to offer Nokia reasonable and competitive prices for such new products.

5.    PAYMENTS

      Nokia shall pay to the Licensor a license fee for the Licensed Product in accordance with Clause 5.1 and as further defined in Appendix 2 for each Deliverable. The fee for the Results of Development shall be as defined in Appendix 2.

5.1   One time license fee

5.1.1 The license and development fee payable by Nokia to the Licensor for the Licensed Product is defined in Appendix 2, and such license fee shall be the full and only payment to be made by Nokia to the Licensor for the respective Licensed Product during the term of this Agreement.

5.2   Taxes


*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

5.2.1 All amounts payable are exclusive of any value added or corresponding taxes (VAT), which shall be payable by Nokia in accordance with the local legislation.

5.2.2 Each Party shall pay any taxes or levies imposed on it as a result of this Agreement and payments hereunder (including that required to be withheld or deducted from payments) and shall furnish suitable evidence of such payments to the other Party to enable it to obtain any credit that might be available to it.

5.3    Terms of Payment

5.3.1 All payments under this Agreement shall be made on the Nokia Netting date following the payment term of forty-five (45) days from the receipt of invoice. Payment shall be made by direct bank transfer into such bank account in such country as the Licensor may from time to time nominate.

5.3.2 All payments by Nokia hereunder shall be made in the currency defined in Appendix 2.

5.3.3 If Nokia is overdue with any payment due under this Agreement then Nokia shall pay interest on the overdue amount at an annual rate equal to one
       (1) percent above the 1 month London Interbank Offered Rate (LIBOR) as quoted by Financial Times on the date of the due date or the maximum rate permitted by the applicable law, whichever is the lesser, which interest shall accrue on a daily basis from the date payment becomes overdue until the Licensor has received payment of the overdue amount.

6.     WARRANTY

6.1    The Warranties of the Licensor

6.1.1 The Licensor warrants that the Deliverables shall have been tested in accordance with Clause 3.1 and shall conform to the Specifications and Quality Requirements, and shall, during the period of one hundred and twenty days (120) days from the Acceptance, be free from Errors. Further more, the Deliverables and any part thereof shall be fit for the purpose for which they are intended according to the Appendix 1.

6.1.2 The Licensor warrants that the Licensor has full right and power to grant to Nokia the rights described in Clause 4 of this Agreement and to enter into this Agreement.

6.1.3 The Licensor warrants that (i) the Deliverables are developed or validly acquired by the Licensor, and (ii) the Licensor has not received notice of or otherwise is aware of any claim or threat of claim that the Deliverables infringe any patent, trade secret, copyright or any other Intellectual Property Rights of any third party.

6.1.4 The Licensor warrants that it will keep Nokia informed on a regular basis of any export and other regulatory restrictions relating to the Deliverables. Should the export of the Deliverables require an export license, the Licensor shall obtain it on its own cost and upon request of Nokia. However, it shall be the responsibility of Nokia to obtain an export license for the Nokia Product. Each Party agrees to give all reasonable assistance to the other Party in obtaining any export licenses such other Party is obliged to obtain under this Agreement. The Licensor further agrees to provide Nokia, upon request, with all information necessary to accurately classify the Deliverables under any applicable export regulations, including but not limited to the US Bureau of Export Administration regulations.

6.1.5 The Licensor warrants that neither the performance nor functionality of the Deliverables or any part thereof provided to Nokia under the Agreement is affected by a date, prior to, during or after the year 2000 and, in particular, that (i) no value for current date will cause any interruption in operation; (ii) date-based functionality will behave consistently for dates prior to, during and after year 2000; (iii) in all interfaces and data storage the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) year 2000 is recognized as a leap year, all as provided for in detail in the DISC PD2000-1, "A Definition of Year 2000 Conformity Requirements", prepared by a committee of the British Standards Institution, attached hereto as Appendix 5.

6.2    No Implied Warranties

       The express obligations and warranties made by the Parties in this Agreement are in lieu of and to the exclusion of all other warranties, conditions or other terms of any kind, express or implied, statutory or otherwise relating to anything supplied or services provided under or in connection with this Agreement.

7.     PROPRIETARY RIGHTS AND PROTECTION

7.1    The Ownership of the Licensor

       The Licensor shall continue to own all rights including the Intellectual Property Rights in and to the Licensed Product.

7.2    The Ownership of Nokia

       Nokia shall own all rights including, but not limited to, the Intellectual Property Rights in and to the Nokia Product. Nokia shall also own all rights in and to the software components and applications developed by Nokia.

       All Intellectual Property Rights in and to the Results of Development under the Development Agreement shall be vested in Nokia and the Licensor shall upon request without any cost to Nokia promptly do all such things as may be necessary (if any) to formally effect such vesting.

7.3    Nokia Adaptations

       Nokia may adapt the Deliverables to operate in or in connection with the Nokia Product and Nokia shall own the Intellectual Property Rights in and to those adaptations.

7.4  Intellectual Property Rights

     The ownership as described in Clauses 7.1-7.3 above shall also determine the right and obligations of a Party to seek, obtain and maintain protection of Intellectual Property Rights in such countries as that Party may consider appropriate.

7.5  Proprietary Notices

     The Licensor may provide the Licensed Product with its patent and copyright notices customary in the software industry, which notices shall not be removed by Nokia.

8.   INTELLECTUAL PROPERTY RIGHTS INDEMNITY

8.1  The Indemnity of the Licensor

     Licensor represents and warrants that the Deliverables do not infringe any patent, copyright, trademark or other Intellectual Property Right of any third party.

     Licensor will settle and/or defend at its own expense and indemnify Nokia against any cost, loss or damage arising out of any claim, demand, suit or action against Nokia, its Affiliates and their respective customers to the extent such claim, demand, suit or action alleges that the Deliverables, or the use of such Deliverables in or in connection with Nokia Product infringes upon any Intellectual Property Right of any third party, provided that (1) Nokia promptly informs Licensor in writing of any such claim, demand, action or suit, (2) Licensor is given control over the defense thereof and Nokia cooperates in the defense at Licensor's expense, and (3) Nokia will not agree to the settlement of any such claim, demand, action or suit prior to a final judgement thereon without the prior written consent not be unreasonably withheld. Nokia shall have the right to select its own counsel to participate in any such defense at Nokia's expense.

     The above referenced indemnification shall not apply to any claim, demand, suit or other action, resulting from a modification to the Deliverables, made by Nokia, provided that the absence of such modification would not have caused any such infringement.

8.2  The Options of the Licensor

     If a claim, demand, suit or action alleging infringement is brought or Licensor believes one may be brought, Licensor shall have the option at its expense to (1) modify the Deliverables to avoid the allegation of infringement, while at the same time maintaining compliance of the Deliverables with the Specification, or (2) obtain for Nokia at no cost to Nokia a license to continue using and exploiting the Deliverables in or in connection with the Nokia Product in accordance with this Agreement free of any liability or restriction.

9.   CONFIDENTIALITY

9.1 Each Party ("Receiving Party" for the purposes of this Clause 9, shall not disclose to third parties nor use for any purpose other than for the proper fulfillment of the purpose of this Agreement any technical or commercial information ("Information") received from the other Party ("Disclosing

     Party") in whatever form under or in connection with this Agreement without the prior written permission of the Disclosing Party save for Information which

     (a) was in the possession of the Receiving Party prior to disclosure hereunder; or

     (b) was in the public domain at the time of disclosure or later became part of the public domain without breach of the confidentiality obligations herein contained; or

     (c) was disclosed by a third party without breach of any obligation of confidentiality owed to the Disclosing Party; or

     (d) was independently developed by personnel of the Receiving Party having no access to the Information.

9.2 Neither Party shall make any publicity on, press release of or reference to this Agreement, except as required by law or government regulation. If both parties agree in advance and in writing to do so, a joint press release may be used to announce the relationship. The text of any such Press release must be jointly approved.

9.3 Affiliates of a Party hereto engaged in the performance of this Agreement shall not be deemed to be third parties for the purposes of this Clause 9 on condition that disclosure of Information may only occur on need to know basis and that the respective Party ensures full compliance by such Affiliates of all of the provisions of this Clause 9.

9.4 Each Party shall limit access to Information to those of its personnel for whom such access is reasonably necessary for the proper performance of this Agreement and obtain written undertakings of confidentiality from them.

9.5 Notwithstanding the foregoing, neither Party shall be liable to the other for any unauthorized disclosure of Information if it can be established that it has exercised the same degree of care in protecting the Information from such disclosure as it exercises in respect of its own confidential information and business secrets.

9.6    The provisions of this Clause 9 shall bind the Parties for a period of 5
       (five) years from the date of signing of this Agreement or, in respect of every item of Information later disclosed hereunder, a period of 5 (five) years from disclosure, whichever period is longer regardless of any earlier termination, cancellation or completion of this Agreement.

9.7 Without prejudice to the generality of the foregoing, each Party agrees not to use any of the Information or technology of the other Party for any use or purposes except those expressly specified herein.

9.8 As to the Source Code Nokia shall treat it in a manner that they would treat their most confidential information.

10.    TERM OF AGREEMENT AND TERMINATION

10.1   Term

       The term of this Agreement shall be a period of five (5) years from the Effective Date, unless terminated earlier in accordance with this Agreement.

10.2   Termination For Breach

       Each Party shall have the right to terminate this Agreement upon thirty
       (30) days prior written notice if the other Party is in breach of any material obligation under this Agreement and the breaching Party fails to remedy such breach within such notice period.

10.3   Bankruptcy

10.3.1 Each Party shall have the right to terminate this Agreement immediately upon written notice in the event that the other Party becomes insolvent, files for any form of bankruptcy, makes any assignment for the benefit of creditors, has a receiver, administrative receiver or officer appointed over the whole or a substantial part of the assets, or ceases to conduct business or an equivalent act to any of the above occurs under the laws of the jurisdiction of each Party.

10.4   Transfer of Control

       Nokia shall also have the right to terminate this Agreement, if all or more than ten (10) percent of the shares of the Licensor or the operational control in the Licensor is acquired by a competitor of Nokia (specifically companies working in the field of telecommunication and wireless communication).

10.5   Limited Rights After Termination

       Upon termination or expiry of this Agreement, the following rights granted hereunder, shall terminate, as follows:

10.5.1 If this Agreement is terminated due to breach by Nokia, or under 10.4, Nokia will immediately discontinue all copying, embedding, production and distribution of any additional copies of the Licensed Products as of the termination date and will cause any third parties who obtained from it the right to manufacture copies of the Licensed Product to do likewise.

10.5.2 If this Agreement is terminated due to any other reason, Nokia may continue to exploit the Deliverables in accordance with the terms and conditions of this Agreement until the initial license period defined in Clause 10.1 has expired.

10.5.3 Any termination or expiry shall not affect any rights of an end-user to use Deliverables and shall further not affect the right of Nokia to sell and distribute such units of Nokia Product which have been manufactured upon or prior to the termination or expiration of this Agreement.

10.5.4 Upon expiry or termination of this Agreement (or upon the expiry of the initial license period as specified in Clause 10.5.2) Nokia shall forthwith destroy all copies of the Licensed Product, including without limitation all Source Code, master diskettes and tapes, user manuals, and product materials. Nokia may retain and exploit only such copies of the Licensed Product as it may reasonably require in providing continued customer support to its end-user customers, and will certify that that is the case upon request of the Licensor.

11.    LIABILITY

11.1 The Licensor shall indemnify and hold Nokia harmless from and against all claims, demands, suits, proceedings, damages, costs, expenses and liabilities, including without limitation reasonable legal fees, brought against or incurred by Nokia for
       (i)    injury to persons, including death; and/or
       (ii)   loss or damage to any property; and/or
       (iii)  any other liability
       resulting from any acts or omissions of the Licensor in the performance of this Agreement and/or from a defect in the Deliverables. The Licensor shall maintain in force and upon request give evidence of adequate insurance covering its potential liability under this Clause 11.1.

11.2 Nokia shall indemnify and hold Licensor harmless from and against all claims, demands, suits, proceedings, damages, costs, expenses and liabilities, including without limitation reasonable legal fees, brought against or incurred by Licensor for
       (i)    injury to persons, including death; and/or
       (ii)   loss or damage to any property; and/or
       (iii)  any other liability
       resulting from any acts or omissions by Nokia in the performance of this Agreement and/or from a defect in the Nokia Product.

11.3 Neither Party shall be liable in contract, tort or otherwise, whatever the cause thereof, for any indirect, special, punitive or consequential damage, including but not limited to loss of business or goodwill, loss of revenue or loss of profits, howsoever arising under or in connection with this Agreement, except in cases of breach of Clause 9 or in cases of intentional misconduct or gross negligence.


12.    FORCE MAJEURE

12.1.1 Neither Party shall be liable to the other for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure.

12.1.2 Events of Force Majeure are events beyond the control of the Party which occur after the date of signing of this Agreement and which were not reasonably foreseeable at the time of signing of this Agreement and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the Party concerned. Events of Force Majeure shall include (without being limited to) war, civil unrest, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, accidents, fire, explosions, and general shortages of energy.

12.1.3 In the event that the delay or non-performance of either Party hereto continues for a period of four (4) months due to reasons of Force Majeure, or if the same reason of Force Majeure cumulatively exceeds a period of four months, then either Party shall have the right to terminate this Agreement with immediate effect without liability.

13.    MISCELLANEOUS

13.1   Entire Agreement

       This Agreement and the Appendices hereto state the entire agreement between the Parties relating to the subject matter hereof and supersede all prior communications, written or oral, between the Parties. However, the Non-Disclosure Agreement executed between the Parties shall not be overridden by this Agreement. All amendments and modifications to this Agreement shall be made by an instrument in writing signed by both Parties.

13.2   Assignment and Transfer

       Neither Party shall be entitled to assign nor transfer all or any of its rights, benefits and obligations under this Agreement without the prior written consent of the other Party, except for the sale or transfer of the parties entire business.

13.3   Notices

       Any notice given by one Party to the other shall be deemed properly given if specifically acknowledged by the receiving Party in writing or when delivered to the recipient by registered mail to the following addresses (or such other address as may be notified in writing from time to time by either Party):

       (a)  if to Nokia, to

            Nokia Mobile Phones Ltd.
            P.O. Box 100
            FIN-00045 Nokia Group
            Finland



            Attn: Ms Pirjo Toivanen

       (b)  if to the Licensor, to

            Beatnik Inc.
            2600 El Camino Real
            San Mateo, CA
            94403
            Attn: Mr. Alan Beban

       Each communication and document made or delivered by one Party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof.

13.4   Remedies and Waivers

       No failure to exercise, nor any delay in exercising, on the part of either Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

13.5   Partial Invalidity

       If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

13.6   Law

       This Agreement is governed by the laws of New York, New York excluding its conflict of laws principles.

13.7   Jurisdiction

       Any and all disputes that may arise between the Parties (and any claim by a party against an Affiliate of the other party) under or in connection with this Agreement, except for claims for injunctive relief, shall be finally settled (together with any counterclaims and disputes under or in connection with other agreements between the Parties) in arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect unless otherwise agreed by the parties. The arbitration shall be conducted in New York, New York, in the English language. The award shall be final and binding on the parties and enforceable in any court of competent jurisdiction.

13.8   Surviving Clauses

       The following clauses shall survive any termination or expiry of this
       Agreement: 6, 7, 8, 9, 10.5, 11, 13.6 and 13.7.

13.9   Headings

       Headings are used for the purposes of references only and shall not affect the interpretation of this Agreement.


In witness whereof this agreement has been duly signed and executed by the parties hereto in two original counterparts as of the Effective Date.

NOKIA MOBILE PHONES LTD.


By: /s/ Pirjo Toivanen              By:   /s/ Katrina Ura
   ----------------------              ----------------------------
Name:   Pirjo Toivanen              Name:     Katrina Ura
     --------------------                --------------------------
Title:  General Manager             Title:    Legal Counsel
      -------------------                 -------------------------
Date:   November 17, 1999           Date:     November 17, 1999
     --------------------                 -------------------------

BEATNIK, INC.


By:   /s/ Lorraine Hariton          By:    /s/ Alan Beban
   -----------------------             ----------------------------
Name:     Lorraine Hariton          Name:      Alan Beban
     ---------------------               --------------------------
Title:    President & CEO           Title:     Secretary
      --------------------                -------------------------
Date:     November 30, 1999         Date:      As of Nov. 17, 1999
      ---------------------              --------------------------

                                   Appendix 1

                        DELIVERABLES AND SPECIFICATIONS


             BEATNIK Audio Engine version 2.0 in source code format

The Beatnik Audio Engine enables a device that is running on following operating systems (OS): Windows 95/NT, WEBTV's OS, BeOS, MagicCap OS, Solaris OS, NaviOS, and SUN Microsystems' JavaSound to play high-quality sound effects, voices and music. It does its processing entirely in software, and requires only a DAC (digital-to-analog converter) to produce audio signal. The Beatnik Audio Engine also sets you free from the limitations of General MIDI (GM), because in addition to the 128 melodic and 128 percussion (128+47 instruments in use) GM sounds, the engine can play custom sounds and samples, including vocals. The total number of instrument sounds is 2x128 for GM sounds, another 2x128 sounds for so called special sounds, and the third 2x128 sound set for custom instrument sounds. This expanded capacity gives composers an unprecedented variety of sounds to work with. The Beatnik Audio Engine's true strength is its capability to play RMF (Rich Music Format) files. Though they may contain MIDI data, WAV audio and MP3-compressed samples, RMF files are compact, and play back almost instantly when triggered. This innovation makes it possible to create interactive audio environments on Web pages, allowing users to generate a real-time soundtrack as they move around the site.

GENERAL SPECIFICATIONS:
 . Includes a software MIDI synthesizer, a sample playback device, and a 64-voice, stereo, 16-bit mixer all done in software
 . Capable of mixing 64 stereo voices at any sampling rate. The correct operation will be verified for following sampling rates 8000Hz, 11025Hz, 16000 Hz, 22050Hz, 24000Hz, 32000 Hz, 40000Hz, 44100Hz, and 48000Hz
 . Interprets MIDI files directly and plays sampled instruments of any design. The engine also supports all General MIDI controllers as of Version 1.0.
 . Includes reverb, LFO (for controlling sweeping filters, pitch, amplitude, or stereo placement) and ADSR volume envelopes (for shaping samples as they are played)
 . Highly optimized code, designed to take advantage of today's high performance CPU's i.e. the Intel Pentium III Katmai instruction set.
 . Maximum of 64 voices are supported. The synthesis load may be varied according too the given maximum CPU usage and memory availability.
The synthesis engine may be used to playback and trigger sound effects. In this specification, sound effects refer to sound samples, audio clips, that are stored as groovoids or instruments into the BAE player or a Sound bank (*.hsb). Sound effects are used to sonify WEB pages or games with e.g. natural sounds such as thunder storm, rain, fire etc.
 . Support for Apple Sound resources type 1 and 2 for sampled instruments and sound effects.
 . Synthesizer code is compact requiring a minimum of 100kBytes of RAM for 68k, 300kBytes for PowerPC and Pentium.
 . The representation of the music is compact. The run-time memory allocation is comparable to MIDI data. A custom loss-less compression of sound effects and MIDI data is used to achieve 10-30% savings when the music is stored to a RMF file.
 . Simple programming interface. One call to initialize driver, one call to play song or sound effect, and one call to stop.
 . Intelligent looping support for songs, samples, and sound effects.
 . Two times oversampling mode from 11025Hz to 22050Hz and from 22050Hz to 44100Hz for high performance playback and high quality sound. Linear (two point) Interpolation mode for highest quality playback.
 . 16 bit output and stereo panning of musical instruments and sound effects.
 . Response to volume and velocity.

 . MIDI File Format 1.0 support. Keyboard splits. 64 Track capable. 16 MIDI channel support, responds to program changes.
 . General MIDI Sample library included with each license.
 . Sample libraries are available from 400 Kbytes to 7.5 Mbytes of sample memory. . Instrument mixdown and instrument modifiers (such as envelopes, equalization and amplitude scaling)
 . Playback of stereo and monophonic samples or instruments at either 8 or 16 bit.
 . 32 bit mixing engine for output of full dynamic range of samples.
 . Multiple source streaming API enables up to 64 independent audio streams mixed together. You can also mix MIDI sequences into the audio streams.
 . A single real-time reverb unit may be applied to all outputs. Currently, 5 simple reverb types are available ranging from subtle to large room simulation. You can selectively mix sound sources into the reverb for more control.
 . API calls to control sound effects placement in stereo, reverb type and embedded MIDI controller callbacks.
 . MIDI Sequencer with support for sustain pedal, volume control, stereo pan control, and reverb control. , all dynamic.
 . Flexible ADSR and LFO units for modulating volume, pitch, and stereo position for instruments.


                 Nokia requirement for the licensing agreement:

In the development plan Beatnik will modify the Beatnik Audio Engine (BAE) source code so that the code will be divided into two parts to separate the development of the *** software and the *** software. In the following list of requirements this naming convention will be used even though the actual work to implement the software division and restructuring will be part of the development plan rather than the licensing agreement. Following list of requirements specify the Nokia requirements for the licensing agreement. The different items are labeled using characters A to J corresponding to the original labeling of items specified in the Nokia-Beatnik workshop 25.10.- 28.10.1999:

B: The *** part of *** is to have two versions (modified by ***) firstly a *** and secondly a ***. The current Beatnik code has *** options for different ***. Nokia needs *** code bases for *** development. The *** is needed for the *** evaluation and the *** reference is used as a starting point for the Nokia *** development. Both of these codes can be *** from the *** of the ***. Because the task includes basically *** of *** of the *** where the *** of *** is not *** these *** are considered to be part of the software development that is required to achieve software quality Level 2 defined in the Appendix 5 of the licensing agreement.

C: The code is to be supplied with clear comments or subroutine level operation description to aid understanding for implementing engineers, who are not MIDI experts. Software comments are also considered to be part of the licensing agreement because basic software commenting practice can be considered to be a requirement of quality Level 2 software.

D/1: Test sequences (RMF files) are required to be able to ensure and test the correct operation of the reference source code. RMF content has to be diverse exercising all parts of the code in order to test all different operation modes of the synthesis engine. The *** files has to include
     *** with *** stored into the ***. The number of instrument embedded into the RMF file has to range from one to 64 instruments.

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

G: Nokia has to be able to verify the creation of corresponding RMF content with Beatnik Editor Tools running on both Macintosh and Windows platform.

H: Beatnik will test the *** code and the *** tools for the *** of *** from *** to ***. The *** will be provided to Nokia at least for *** running on *** and ***.

                                     TOOLS:

1)  Beatnik Editor 1.0 Mac
2)  Beatnik Converter 2.0 Win
3)  Beatnik Editor 2.0 Mac (Available Q2 2000)
4) Beatnik Editor 2.0 Win (Available Q2 2000) - should have the same functionality as Beatnik Editor 2.0 for Mac
5)  A test suite that tests the engine's C interface
6)  Some Test content

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   Appendix 2

                                    PAYMENTS


1.  ONE TIME LICENSE AND DEVELOPMENT FEE
         At Contract Signing              $   ***

         At First shipment of the Nokia
         Product or September 30,
         2000 whichever occurs first.     $   ***

2.  DEVELOPMENT FEE
For additional development work for the work done under a separate development agreement during term of this agreement: to be determined but shall not exceed $*** per day, per person.

3. CURRENCY                                   US Dollars

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   Appendix 3

                             DEVELOPMENT AGREEMENT

1.   OBJECT OF DEVELOPMENT AGREEMENT

1.1 This Development Agreement is an attachment to the OEM License Agreement between Nokia and the Licensor of (date of agreement) and describes and defines the responsibilities of the parties and the timetable for the development work to be undertaken by the Licensor and Nokia to modify and adapt the Licensor's technologies to operate in or in connection with Nokia Products (hereafter "Development"). Capitalized terms that are not defined herein have the same meaning as in the OEM License Agreement. The terms and conditions of the OEM License Agreement are incorporated by reference.

1.2 Nokia shall have the right to request and the Licensor agrees upon Nokia's reasonable request to perform additional development work on behalf of Nokia to develop applications or modifications of Licensed Product for Nokia Products. Nokia shall own all rights including the Intellectual Property Rights in and to the results of such additional development work (Results of Development) , provided that such ownership rights shall not extend to any underlying technology of the Licensor.

2.   PROJECT MANAGEMENT

2.1 The Development work shall be supervised by the Steering Group, which shall have an equal number of representatives of each Party. In the event that any or either Party's representatives cannot attend a Steering Group meeting, such Party may appoint a suitable replacement. The Steering Group shall have a quorum, when at least one representative of each Party is present in the meeting. A decision is valid and binding only if the decision is unanimous. No decision of the Steering Group shall be valid and binding unless an equal number of representatives of each Party is present. Each representative shall have one vote on any decision. The decisions shall be documented in the meeting minutes, which will be reviewed and signed by each member of Steering Group. Deadlocks shall be reviewed by senior management until a decision is agreed to by both parties.

2.2  Nokia representatives in the Steering Group shall be:
     *** (Nokia Research)
     *** (Nokia Mobile Phones)
     *** (Nokia Mobile Phones)

     The Licensor's representatives in the Steering Group shall be:
     ***
     ***
     ***

2.3 Steering Group meetings are mainly arranged in connection with the Development milestones defined in the project plan attached hereto as
     Exhibit 3.1 (hereinafter referred to as "Project Plan" in this Appendix 3. At each meeting the next meeting shall be scheduled. The time between the meetings shall in no case be longer than three (3) months.

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

2.4 Steering Group is authorized to decide on Changes to the Project Plan or Specifications as specified in Clause 5. The decision of the Steering Group must state the description of change, date and time of decision and a list of persons who agreed about the decision.

2.5 Each Party shall prior to the commencement of Development nominate an authorized representative who will be the other party's prime point of contact. Such representation may only be changed by notice in writing.

2.6 To assist the Parties in communication, a non-exhaustive list of contact information is set out in Clause 7 of this Development Agreement.

3.    PERSONNEL

3.1 The Parties shall provide and dedicate the level and quality of staffing, project management and physical and personnel resources necessary to ensure the successful and timely completion of the parties obligations in accordance with this Development Agreement.

3.2 The Licensor shall assign personnel of appropriate qualification and experience to perform and fulfill its obligations under this Agreement. The Licensor is obliged to replace, without unreasonable delay and at no cost to Nokia, any member of the personnel whom Nokia considers lacking the necessary competence or with whom Nokia finds it manifestly difficult to collaborate.

3.3 The Licensor shall use all reasonable endeavors to minimize the possibilities of changes in the personnel assigned to perform Licensor's obligations under this Agreement. If for any reason any individual will cease to be available for the performance of Licensor's obligations under this Agreement, the Licensor shall notify Nokia thereof without delay and use all reasonable endeavors to promptly replace such individual with another person of at least equal competence. The Licensor shall bear all additional costs incurred as a consequence of any replacements.

3.4 Notwithstanding any degree of supervision exercised by Nokia over Licensor's personnel assigned to perform development of Deliverable such personnel at all times shall be deemed to be the employees of the Licensor and in no circumstances shall the relationship of employer and employee be deemed to arise between Nokia and Licensor's personnel.

4.    PARTIES' DEVELOPMENT RESPONSIBILITIES

4.1   Availability of Resources from Nokia

4.1.1 Nokia shall make available to the Licensor the Nokia specific items specified to be provided by Nokia in the Project Plan. The Licensor shall be responsible for the safe custody of the items and insurance of any computer hardware while they are in its care.

4.1.2 Nokia shall provide, if so separately agreed in writing, on temporary basis suitable office accommodation and services to employees of the Licensor that are working at the premises of Nokia in the course of the Development, including telephone and photocopying facilities required for the purposes thereof. Employees of the Licensor must observe all regulations in force and working hours laid down by Nokia while working at Nokia's premises.

4.2   Licensor's Development Responsibilities

4.2.1 The Licensor's development responsibilities and the share of work between Nokia and Licensor shall be set forth in more detail in a Project Plan.

4.2.2 Nokia's product development milestones and requirements shall be followed in the Development work to be undertaken by the Licensor.

4.2.3 The Licensor agrees to a reasonable extent and with the assistance of Nokia to develop Development Tools or to enhance the Licensor's existing Development Tools in order to assist Nokia's product and platform development and testing. All tools will be defined at the beginning of the Project Plan and fees for development will be included. If during the course of the project Nokia requires additional tools that were not defined at the beginning of the Project Plan, Licensor agrees to use best efforts to develop them for an additional fee.

4.2.4 The Licensor shall in the Development of the Deliverables comply with any quality standards and production control procedures that Nokia may reasonably require. Without prejudice to the aforesaid, the Licensor shall comply with the quality assurance and production control procedures specified or referred to in Appendix 4 (Quality Requirements) of the OEM Licensing Agreement. Nokia shall be entitled to perform or to have its authorized agent perform audits of the same and the Licensor will correct any deficiencies found during any such audit.

4.2.5 The Licensor shall upon request provide Nokia with access to all facilities that may reasonably be required to enable Nokia and/or Nokia's customers to monitor the progress of Development and afford Nokia and/or its customers the right to verify at source that a Deliverable conforms to the Specifications and other specified requirements. Any such monitoring or verifications shall be without prejudice to any other rights of Nokia under this Agreement or the OEM Licensing Agreement and shall not relieve the Licensor from any of its obligations under this Agreement or the OEM Agreement nor a subsequent rejection of Deliverable and nor shall such verification be used by the Licensor as evidence of effective control of quality.

5.    CHANGES TO PROJECT PLAN

5.1 Nokia may request and the Licensor may recommend at any time prior to Acceptance of the last Deliverable to be provided under this Agreement changes to the Specifications, Project Plan, delivery schedule or delivery arrangements (hereinafter referred to as "Change"). The Developer undertakes to make such Changes that may be requested by Nokia. All Changes shall be defined and agreed in writing with reference to the exact terms of the Project Plan or Specifications that are affected.

5.2 The Parties will respond in writing or meet to discuss any Change upon Nokia's request. The Licensor will advise Nokia of the likely impact of any Change, including any effect on price and/or delivery schedule, promptly upon request, and submit a written offer accordingly.

5.3 Until such time as any Change is formally agreed, the Licensor will, unless otherwise agreed or requested by Nokia in writing, continue the Development as if such Change had not been requested or recommended.

5.4 Notwithstanding anything said in this Clause 5, if a Change becomes necessary in order to comply with terms and conditions of this Agreement, the cost of such Change shall be borne by the party to whose action or omission such Change is attributable.

6.    DEVELOPMENT MILESTONES AND DELIVERY

6.1 The Development shall be divided into various milestones, as specified in the Project Plan.

6.2 Upon the completion of each milestone the Parties shall review the results thereof on the basis of a written report submitted by the Developer. Nokia shall accept or reject in writing the results of the milestone in question by issuing an Acceptance certificate as specified in Clause 3.3 of the OEM License Agreement. The Licensor shall upon obtaining an Acceptance certificate of the respective milestone commence the performance of the following milestone.

6.3 The Licensor shall deliver the Deliverables (including documentation) to Nokia on appropriate media and in a condition acceptable to Nokia no later than by the dates specified in the Project Plan. The actual date of delivery shall be the date when Nokia issues a certificate of Acceptance with respect of the whole Development and Deliverables. Time of delivery shall be of the essence of this Agreement.

6.4 The Licensor shall as soon as the Licensor is or should have been aware of the delay in respect of a milestone specified in the Project Plan, inform Nokia thereof in writing stating the reason for the delay and the effect of the delay on the delivery schedule.

6.5 In the event that the Licensor fails to meet any dates set forth in the delivery schedule of the Project Plan, then Nokia shall be entitled to liquidated damages in the amount of *** per cent of the Development Fee for each week of delay or part thereof up to a maximum of *** per cent of the Development Fee .

6.6 In case the Licensor fails to notify Nokia of the delay in accordance with Clause 6.4 above, then the Licensor shall be obliged to pay to Nokia liquidated damages amounting to *** per cent per each week of delay or part thereof up to a maximum of *** per cent of the Development
      Fee.

6.7 The liquidated damages set forth in Clauses 6.5 and 6.6 shall be without prejudice to any rights of Nokia in the event of a termination of this Agreement or in the event the actual direct damages of Nokia exceed the liquidated damages. Nokia shall not be obliged to show evidence to the Licensor in respect of having suffered actual damage as a result of the delay in the delivery schedule in order to claim the liquidated damages. Nokia shall be entitled to deduct the liquidated damages from any payments to be made to the Licensor under this Agreement, and the Licensor shall be obliged, upon request by Nokia, to provide Nokia with a credit note accordingly.

6.8 In addition to what has been said above in Clauses 6.4-6.7, should a milestone defined in Project Plan not be met due to reasons attributable to the Licensor and/or the Parties agree to cut down the number of applications or in some other way reduce the amount of Development work of the Licensor in order to meet the milestone to the effect that the Nokia Product does not have all the functionality as specified in the Specification (including the situation described in Clause 3.4 of the Agreement, where a Deliverable has not received Acceptance, but Nokia has chosen not to terminate the Agreement), the license fees and royalties payable by Nokia to the Licensor shall be reduced by an amount reflecting the value of such left out application or functionality to the value of the Deliverable as a whole, but in any case at least *** per cent of the applicable Development fee or Development fee rate.

6.9 Notwithstanding the aforesaid, Nokia shall not be entitled to liquidated damages if and to the extent that the delay in delivery is due to reasons for which Nokia is solely responsible.

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

6.10 After the completion of the Development or any time during the validity of the Agreement upon Nokia's request, the Licensor shall forward the Deliverables to Nokia.

6.11 In the event the Agreement is cancelled or terminated, the Licensor shall promptly deliver to Nokia all the Deliverables existing upon the cancellation or termination of the Agreement independent of the reasons for the cancellation or termination.

7.    CONTACT INFORMATION OF THE PARTIES

7.1   Commercial Contacts

      The Licensor's contact shall be: ***

      Nokia's contact shall be:  ***

7.2   Technical Contacts

      The Licensor's contacts shall be: ***

      Nokia's contacts shall be: ***

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                  Appendix 3.1

                             DEVELOPMENT AGREEMENT


TOPICS FOR THE DEVELOPMENT PLAN

The following list of topics is was drafted during the Nokia-Beatnik workshop 25.-28.10.1999. This list of topics may be used as a preliminary list of topics that would have to be solved in order to adapt to Nokia hardware and software platform. A more detailed description of topics may be developed during the course of the development project.

A: BAE source code to be properly divided into two threaded entities, cleaned from all unnecessary additions and hardware dependencies:

 .  ***
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***

 .  *** and *** parts
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***

 .  Common headers
   .  ***
   .  ***
   .  ***
   .  ***
   .  ***

Both entities would be needed for development of *** and *** code for Nokia platform. This is due to the fact that some *** is needed during operation of BAE. *** will be defined and information about memory required *** part of structures (depending on the BAE configuration) will be provided.

All further tasks are to be applied to both parts of the source code unless stated otherwise.

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

E: The operation of the entire BAE is to be changed from the existing *** time frame to *** in order to comply with *** used within ***.
F:  MIDI interpreter running on the DSP is to be modified for data word access.
I:  Nokia *** is to be developed - for ***
    within the ***. This would be a GM bank. In order to take into account regional requirements some instruments would have to be emphasized. In order to achieve that GM bank subset selection process will have to be established. Beatnik will provide sample instruments for evaluation by Nokia and then region specific subsets will be chosen. *** criteria will be defined by Nokia.
J: The simultaneous playback of multiple songs is supported by implementing a prioritization mechanism to ensure a desired prioritization between e.g. UI sounds and MIDI music.
K: Modification of Beatnik tools (Editor and Converter) to support a plug-in architecture that enables Nokia a development of RMF file export wizard tools to ensure the compatibility with the BAE implementation within different products. The RMF file export plug-in architecture enables Nokia to support RMF content creation for multiple products with different implementation constrains so that content creator does not have to be familiar with these limitations. Beatnik will modify the tools to support the Nokia plug-in development and creates an example plug-in source code and the documentation for Nokia development. After the functionality has been approved Nokia will take the responsibility to develop Nokia specific export plug-in tools Beatnik Editor and Beatnik Converter. The Beatnik tool development may be scheduled to follow the synthesizer development. The documentation of the plug-in architecture and the preliminary versions of the modified content creation tools and should be available for Nokia internal use during Q3/2000. The approved software release of the Beatnik Editor and Beatnik Converter (Pro) tools with a support for Nokia plug-in development must be tested and available for Nokia at the latest by the end of the year 2000.

***
                    Task                          Completion Date            Resource
--------------------------------------------------------------------------------------------
CODE
--------------------------------------------------------------------------------------------
*** Handoff                                              ***                           Steve
--------------------------------------------------------------------------------------------
General Code Production                                  ***             Steve, Mark, Andrew
--------------------------------------------------------------------------------------------
Handoff Code Complete Alpha to QA                        ***                           Steve
--------------------------------------------------------------------------------------------
DOCUMENTATION
--------------------------------------------------------------------------------------------
Design Specification Complete                            ***                        Chris G.
--------------------------------------------------------------------------------------------
Code Comments Complete                                   ***                        Chris G.
--------------------------------------------------------------------------------------------
***
--------------------------------------------------------------------------------------------
*** Production Complete                                  ***                         Spencer
--------------------------------------------------------------------------------------------
Complete Final RMF & Performance Test Cases              ***                   Nokia/Spencer
--------------------------------------------------------------------------------------------
TESTING
--------------------------------------------------------------------------------------------
Alpha QA Testing                                         ***                        Shawn/QA
--------------------------------------------------------------------------------------------
Beta QA Testing                                          ***                        Shawn/QA
--------------------------------------------------------------------------------------------
Testing Complete                                         ***                        Shawn/QA
--------------------------------------------------------------------------------------------
Handoff Code with Comments to Nokia                      ***                           Steve
--------------------------------------------------------------------------------------------
Handoff Final API Documentation to Nokia                 ***                         Chris G.
--------------------------------------------------------------------------------------------

*    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   Appendix 4

                              QUALITY REQUIREMENTS


1. Purpose
         The purpose of this document is to define the Quality Requirements for Licensor's software development and implementation work.

         The Licensor shall aim at complying with the requirements of the Capability Maturity Model, which is briefly described in this Appendix
         4. The target level for the Licensor' development of Deliverables is Level 2 as set forth in Clause 3 of this Appendix 4.

2. Quality Requirements
         The specific Quality Requirements for the Deliverables shall be agreed between the Licensor and Nokia during the specification phases as described in the Development Agreement.

3. Capability Maturity Model
         The Capability Maturity Model for Software (SW-CMM or CMM version 1.1) from the Software Engineering Institute (SEI) is a model for judging the maturity of the software processes of an organization and for identifying the key practices that are required to increase the maturity of these processes.

         The Software Engineering Institute (SEI) is a federally funded research and development center sponsored by the U.S. Department of Defense and operated by Carnegie Mellon University.

         The Software CMM has become a de facto standard for assessing and improving software processes.

         The Capability Maturity Model for Software describes the principles and practices underlying software process maturity and is intended to help software organizations improve the maturity of their software processes in terms of an evolutionary path from ad hoc, chaotic processes to mature, disciplined software processes. The CMM is organized into five maturity levels:

Level 1: Initial
         The software process is characterized as ad hoc, and occasionally even chaotic. Few processes are defined, and success depends on individual effort and heroics.

Level 2: Repeatable
         Basic project management processes are established to track cost, schedule, and functionality. The necessary process discipline is in place to repeat earlier successes on projects with similar applications.

Level 3: Defined
         The software process for both management and engineering activities is documented, standardized, and integrated into a standard software process for the organization. All projects use an approved, tailored version of the organization's standard software process for developing and maintaining software.

Level 4: Managed
         Detailed measures of the software process and product quality are collected. Both the software process and products are quantitatively understood and controlled.

Level 5: Optimizing
         Continuous process improvement is enabled by quantitative feedback from the process and from piloting innovative ideas and technologies.

         Predictability, effectiveness, and control of an organization's software processes are believed to improve as the organization moves up these five levels. While not rigorous, the empirical evidence to date supports this belief.

         Except for Level 1, each maturity level is decomposed into several key process areas that indicate the areas an organization should focus on to improve its software process.

         The key process areas at Level 2 focus on the software project's concerns related to establishing basic project management controls. They are Requirements Management, Software Project Planning, Software Project Tracking and Oversight, Software Subcontract Management, Software Quality Assurance, and Software Configuration Management.

         The key process areas at Level 3 address both project and organizational issues, as the organization establishes an infrastructure that institutionalizes effective software engineering and management processes across all projects. They are Organization Process Focus, Organization Process Definition, Training Program, Integrated Software Management, Software Product Engineering, Intergroup Coordination, and Peer Reviews.

         The key process areas at Level 4 focus on establishing a quantitative understanding of both the software process and the software work products being built. They are Quantitative Process Management and Software Quality Management.

         The key process areas at Level 5 cover the issues that both the organization and the projects must address to implement continual, measurable software process improvement. They are Defect Prevention, Technology Change Management, and Process Change Management.

         Each key process area is described in terms of the key practices that contribute to satisfying its goals. The key practices describe the infrastructure and activities that contribute most to the effective implementation and institutionalization of the key process area.

                                   Appendix 5

      YEAR 2000 CONFORMITY REQUIREMENTS OF BRITISH STANDARDS INSTITUTION

A DEFINITION OF YEAR 2000 CONFORMITY REQUIREMENTS

PREAMBLE TO THE SUMMER 1998 AMENDMENT

BSI DISC originally published PD2000-1 in January 1997 and it has been widely adopted. A review of the document was conducted by the responsible committee (BDD/1/3) in the spring of 1998 taking into account comments received. The committee considered that amendments to the fundamental conformity requirements were neither necessary nor desirable. The Definition and the four Rules are unchanged but, to add value to the document and aid its interpretation, the Amplification sections have been amended. This document, PD2000-1:1998, replaces the previous version of PD2000-1 but does not change its requirements. An additional document PD2000-4, entitled "PD2000-1 in Action" will provide further information on PD2000-1:1998 together with information on its use.
Paragraph numbers have been enhanced in the Amplification section to aid referencing and substantial revisions to the document are indicated by side lines against the changed text.

Introduction
This document addresses what is commonly known as Year 2000 conformity (also sometimes known as century or millennium compliance). It provides a definition of this expression and requirements that must be satisfied in equipment and products which use dates and times.
It has been prepared by British Standards Institution committee BDD/1/3 in response to demand from UK industry, commerce and the public sector. It is the result of work from the following bodies whose contributions are gratefully acknowledged: BT, Cap Gemini, CCTA, PricewaterhouseCoopers, Halberstam Elias, ICL, National Health Service, National Westminster Bank. Additionally, BSI DISC acknowledges the support of the Electronics and Information Industries Forum
(EIIF), Action 2000, Taskforce 2000 and Digital Equipment as well as the original bodies for their participation in the review of this document.
BSI DISC would also like to thank the following organizations for their support and encouragement in the development of this definition: Barclays Bank, British Airways, Cambridgeshire County Council, Computer Software Services Association, Department of Health, Ernst & Young, Federation of Small Businesses, IBM, ICI, National Power, Paymaster Agency, Prudential Assurance, Reuters, Tesco Stores. While every care has been taken in developing this document, the contributing organizations accept no liability for any loss or damage caused, arising directly or indirectly, in connection with reliance on its contents except to the extent that such liability may not be excluded at law. Independent legal advice should be sought by any person or organization intending to enter into a contractual commitment relating to Year 2000 conformity requirements.

This entire document or the Definition section (including the four Rules) may be freely copied provided that the text is reproduced in full, the source acknowledged and the reference number of this document is quoted. It is recommended that the Amplification section be included. References to "PD2000-1:1998" shall be interpreted as meaning the entire document.

THE DEFINITION
Year 2000 conformity shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000.
In particular:
Rule 1 No value for current date will cause any interruption in operation. Rule 2 Date-based functionality must behave consistently for dates prior to, during and after year 2000.

Rule 3 In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.
Rule 4 Year 2000 must be recognized as a leap year.

AMPLIFICATION OF THE DEFINITION AND RULES

1      General Explanation
1.1 Problems can arise from some means of representing dates in computer equipment and products and from date-logic embedded in purchased goods or services, as the year 2000 approaches and during and after that year. As a result, equipment or products, including embedded control logic, may fail completely, malfunction or cause data to be corrupted.
1.2 To avoid such problems, organizations must check, and modify if necessary, internally produced equipment and products and similarly check externally supplied equipment and products with their suppliers. The purpose of this document is to allow such checks to be made on a basis of
1.3 Where checks are made with external suppliers, care should be taken to distinguish between claims of conformity and the ability to demonstrate conformity.

2      Amplification of the definition
2.1 PD2000-1 (all editions) is solely concerned with the performance and functionality of a single version, release or system. It does not address differences in performance or functionality between different versions, releases or systems.
2.2 Variations in performance immeasurably small in the context of use do not make a version, release or system non-conformant.

3      Amplification of the Rules
3.1    Rule 1
3.1.1  This rule is sometimes known as general integrity.
3.1.2 If this requirement is satisfied, roll-over between all significant time demarcations (e.g. days, months, years, centuries) will be performed correctly.
3.1.3 Current date means today's date as known to the equipment or product, i.e. the actual date of operation [NOTE - this refers to normal operation and does not prevent testing.]
3.2    Rule 2
3.2.1  This rule is sometimes known as date integrity.
3.2.2 This rule means that all equipment and products must calculate, manipulate and represent dates correctly for the purposes for which they were intended.
3.2.3 The meaning of functionality includes both processes and the results of those processes.
3.2.4 If desired, a reference point for date values and calculations may be added by organizations; e.g. as defined by the Gregorian calendar .
3.2.5 No equipment or product shall use particular date values for special meanings; e.g. "99" to signify "no end value" or "end of file" or "00" to mean "not applicable" or "beginning of file" unless the values in question lie outside its possible date range.
3.3    Rule 3
3.3.1  This rule is sometimes known as explicit/implicit century.
3.3.2  It covers two general approaches:
       (a) explicit representation of the year in dates: e.g. by using four digits or by including a century indicator. In this case, a reference may be inserted (e.g. 4-digit years as allowed by ISO 8601:1988) and it may be necessary to allow for exceptions where domain-specific standards (e.g. standards relating to Electronic Data Interchange, Automatic Teller Machines or Bankers Automated Clearing Services) should have precedence.
       (b) the use of inferencing rules: e.g. two-digit years with a value greater than 50 imply 19xx, those with a value equal to or less than 50 imply 20xx. Rules for century inferencing as a whole must apply to all contexts in which the date is used, although different inferencing rules may apply to different date sets. Where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element.
3.4    Rule 4
3.4.1  A leap year is defined in ISO 8601:1988 (amended in 1991) as follows:
       "year, leap: In the Gregorian calendar, a year which has 366 days. A leap year is a year whose number is divisible by four an integral number of times, except that if it is a centennial year it shall be divisible by four hundred an integral number of times."
3.4.2  Thus, for example, 2000 is a leap year but 1900 is not.

4      General Notes
4.1 For Rules 1 and 2 in particular, it is recommended that the allowable ranges for values of current date and dates to be manipulated be documented, recognizing that all systems have some limitation on the valid date ranges. The ranges may relate to one or more of the feasible life-spans of equipment or products or the span of dates required to be represented by the organization's business processes.
4.2 Tests for specifically critical dates may also be added (e.g. for leap years, end of year, etc.). Organizations may wish to append additional material in support of local requirements.
4.3 Where the term "century" is used, clear distinction should be made between the "value" denoting the century (e.g. 20th) and its representation in dates (e.g. 19xx); similarly, 21st and 20xx.